Shepherd’s Finance, LLC Reports First Quarter 2018 Results

JACKSONVILLE, FL – June 13, 2018 (GLOBE NEWSWIRE) – Shepherd’s Finance, LLC (“Shepherd’s” or the “Company”) announced its operating results for the first quarter ended March 31, 2018.

2018 Financial Highlights to Date

●	Earnings Growth – Net income increased approximately $0.1 million, or 50.2%, to $0.3 million for the quarter ended March 31, 2018 compared to net income of approximately $0.2 million for the quarter ended March 31, 2017.

●	Interest Income Growth – Interest and fees on loans increased approximately $0.7 million, or 55.6%, to approximately $1.8 million for the quarter ended March 31, 2018 compared to interest and fees on loans of approximately $1.2 million for the quarter ended March 31, 2017. The increase resulted from increased average loan volume.

●	Loan Growth – Loans receivable, net increased approximately $9.6 million, or 32.1%, to approximately $39.7 million for the quarter ended March 31, 2018 compared to loans receivable, net of approximately $30.0 million for the year ended December 31, 2017.

“During the first quarter of 2018 we saw substantial loan asset growth at Shepherd’s Finance, which allowed for significant increases in interest income and net income” commented Daniel M. Wallach, CEO of Shepherd’s Finance, LLC.

Results of Operations

●	Net interest income totaled approximately $0.9 million for the quarter ended March 31, 2018, compared to approximately $0.6 million for the quarter ended March 31, 2017. The increase of approximately $0.3 million resulted primarily from the increase in our weighted average outstanding loan asset balance of approximately $14 million to approximately $37.8 million for the quarter ended March 31, 2018, compared to approximately $23.8 million for the quarter ended March 31, 2017.

●	Non-interest expense increased approximately $0.1 million to approximately $0.6 million for the quarter ended March 31, 2018 compared to approximately $0.5 million for the quarter ended March 31, 2017. The increase in non-interest expense related primarily to our payroll costs as we hired a number of new employees during the first quarter of 2018.

Balance Sheet Management

●	We had approximately $0.4 million in cash as of March 31, 2018, compared to approximately $3.5 million as of December 31, 2017.

●	Loan receivables, net totaled approximately $39.7 million as of March 31, 2018, compared to approximately $30.0 million as of December 31, 2017. The increase primarily included approximately $7.3 million in commercial loans and $2.4 million in in real estate development loans.

●	Notes payable unsecured, net totaled approximately $18.0 million as of March 31, 2018, compared to approximately $16.9 million as of December 31, 2017. A significant portion of our notes payable unsecured, net was from our public notes offering, constituting approximately $13.5 million and $13.8 million of the total notes payable unsecured as of March 31, 2018 and December 31, 2017, respectively. We expect our notes payable unsecured balance to increase as we raise funds in our public notes offering.

●	Notes payable secured, net totaled approximately $17.6 million as of March 31, 2018, compared to approximately $11.6 million as of December 31, 2017.

Notable 2018 Events to Date

●	Announcement of an Interest Rate Increase in the Subordinated Notes Program - Shepherd’s announced the following increases in interest rates for its public notes offering, effective as of June 7, 2018:

	Annual	Annual	Effective
Maturity (Duration)	Interest Rate	Effective Yield (i)	Yield to Maturity (ii)

12 Months	11%	11.57%	11.57%
26 Months	11%	11.57%	26.78%
42 Months	11%	11.57%	46.70%
48 Months	11%	11.57%	54.96%

(i)	The Annual Effective Yield is determined by taking the Annual Interest Rate as a decimal and dividing it by 12 for a monthly rate, then taking that rate plus 1 and multiplying that by itself 11 more times, then subtracting the one back off and converting back to a percentage. For instance, for an Annual Interest Rate of 11.00%, we take .11/12 which is .00917 plus 1 which is 1.00917, and then multiply 1.00917 by itself 11 more times which yields 1.1157, then subtracting off the 1, leaving .1157, and finally converting to a percentage, which gives us an Annual Effective Yield of 11.57%.

(ii)	The Effective Yield to Maturity is determined by taking the Annual Interest Rate as a decimal and dividing it by 12 for a monthly rate, then taking that rate plus 1 and multiplying that by itself by (the total number of months of the investment minus one) times, then subtracting the one back off and converting back to a percentage. For instance, for a 48 month investment with an Annual Interest Rate of 11.00%, we take .11/12 which is .00917 plus 1 which is 1.00917, and then multiply 1.00917 by itself 47 more times which yields 1.5496, then subtracting off the 1, leaving .5496, and finally converting to a percentage, which gives us an Effective Yield To Maturity of 54.96%.

About Shepherd’s Finance, LLC

Shepherd’s Finance, LLC is headquartered in Jacksonville, Florida and is focused on commercial lending to participants in the residential construction and development industry. As of March 31, 2018, Shepherd’s Finance, LLC had approximately $40.0 million in loan assets and had 199 construction loans in 17 states with 64 borrowers. For more information, please visit http://shepherdsfinance.com/.

Forward Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans, or predictions of the future expressed or implied by such forward-looking statements. The Company undertakes no obligation to update these statements following the date of this press release, except as required by law. In addition, the Company, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of the Company’s senior management based upon current information and involve a number of risks and uncertainties. Certain factors that could affect the accuracy of such forward-looking statements are identified in the public filings made by the Company with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of the Company or its senior management should be considered in light of those factors. This is neither an offer nor a solicitation to purchase securities.

Shepherd’s  Finance, LLC

Interim Condensed Consolidated Balance Sheets

	As of
(in thousands of dollars)	March 31, 2018	December 31, 2017
	(Unaudited)
Assets
Cash and cash equivalents	$380	$3,478
Accrued interest receivable	966	720
Loans receivable, net	39,692	30,043
Foreclosed assets	1,079	1,036
Property, plant and equipment, net	1,033	1,020
Other assets	92	58

Total assets	$43,242	$36,355

Liabilities, Redeemable Preferred Equity and Members’ Capital

Liabilities

Customer interest escrow	$786	$935
Accounts payable and accrued expenses	478	705
Accrued interest payable	1,373	1,353
Notes payable secured, net of deferred financing costs	17,554	11,644
Notes payable unsecured, net of deferred financing costs	18,002	16,904
Due to preferred equity member	31	31

Total liabilities	38,224	31,572

Commitments and Contingencies

Redeemable Preferred Equity

Series C preferred equity	$1,130	$1,097

Members’ Capital

Series B preferred equity	1,240	1,240
Class A common equity	2,648	2,446
Members’ capital	3,888	3,686

Total liabilities, redeemable preferred equity and members’ capital	$43,242	$36,355

Shepherd’s Finance, LLC

Interim Condensed Consolidated Statements of Operations - Unaudited

For the Three Months ended March 31, 2018 and 2017

	Three Months Ended
	March 31,
(in thousands of dollars)	2018	2017
Interest Income
Interest and fee income on loans	$1,827	$1,174
Interest expense:
Interest related to secured borrowings	411	179
Interest related to unsecured borrowings	450	367
Interest expense	861	546

Net interest income	966	628
Less: Loan loss provision	40	11

Net interest income after loan loss provision	926	617

Non-Interest Income
Gain from foreclosure of assets	-	77

Total non-interest income	-	77

Income	926	694

Non-Interest Expense
Selling, general and administrative	617	448
Depreciation and amortization	17	6
Impairment loss on foreclosed assets	5	49

Total non-interest expense	639	503

Net Income	$287	$191

Earned distribution to preferred equity holders	63	31

Net income attributable to common equity holders	$224	$160

Contact:

Catherine Loftin

Shepherd’s Finance, LLC

13241 Bartram Park Blvd, STE 2401 | Jacksonville, FL, 32258

Direct (904) 518-3422 | Office (302) 752-2688

catherineloftin@shepherdsfinance.com | www.shepherdsfinance.com